UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

Eagle Bancorp Montana, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)

1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                        ☐

Item 1.01          Entry into a Material Definitive Agreement

On September 5, 2017, Eagle Bancorp Montana, Inc. (“Eagle”) and Eagle’s wholly-owned subsidiary, Opportunity Bank of Montana, a Montana charted commercial bank (“Opportunity Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TwinCo, Inc., a Montana corporation (“TwinCo”), and TwinCo’s wholly-owned subsidiary, Ruby Valley Bank, a Montana chartered commercial bank (the “Bank”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, TwinCo will merge with and into Eagle, with Eagle continuing as the surviving corporation (the “Merger”).

Immediately following the effective time of the Merger, the Bank is expected to merge with and into Opportunity Bank, with Opportunity Bank surviving and continuing its corporate existence under the name “Opportunity Bank of Montana.”

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, each outstanding share of TwinCo common stock will be converted into the right to receive, at the election of the holder thereof: (1) a combination of $247.16 in cash and 11.1540 shares of Eagle common stock (the “Mixed Election Consideration”); (2) $449.38 in cash (the “Cash Election Consideration”); or (3) 24.7866 shares of Eagle common stock (the “Stock Election Consideration,” and together with the Cash Election Consideration and the Mixed Election Consideration, the “Merger Consideration”). Shares of TwinCo common stock with respect to which no election is made will receive the Mixed Election Consideration. The Merger Agreement contains customary proration procedures so that the aggregate amount of cash paid and shares of Eagle common stock issued in the Merger as a whole are equal to the total amount of cash and number of Eagle shares that would have been paid and issued if all TwinCo shareholders received the Mixed Election Consideration. The Merger Consideration is subject to adjustment if TwinCo’s “Adjusted Tangible Stockholders Equity” (as defined in the Merger Agreement) as of the last day of the month prior to the month in which the Merger is expected to occur is less than $13,400,000. If TwinCo’s Adjusted Tangible Stockholders Equity is in excess of $13,400,000, TwinCo may in its discretion declare and pay a special dividend in the amount of such excess. Each outstanding share of Eagle common stock will remain outstanding and be unaffected by the Merger.

The Merger Agreement contains customary representations and warranties from both Eagle and TwinCo and each have agreed to customary covenants, including, among others, covenants on the part of TwinCo relating to: (1) the conduct of TwinCo’s business during the interim period between the execution of the Merger Agreement and the completion of the Merger; (2) TwinCo’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger Agreement; and (3) subject to certain exceptions, the recommendation by the Board of Directors of TwinCo that TwinCo shareholders approve the Merger Agreement. TwinCo has also agreed: (1) not to solicit any alternative acquisition proposals; (2) subject to certain exceptions, not to enter into any discussions with respect to, or enter into any agreement concerning, or provide confidential information in connection with, any alternative acquisition proposals; or (3) subject to certain exceptions, that TwinCo’s Board of Directors will not withdraw, modify or qualify in any manner its recommendation that TwinCo shareholders approve the Merger Agreement, including submitting the Merger Agreement to shareholders for approval without any recommendation.

Completion of the Merger is subject to certain customary conditions, including, among others: (1) approval of the Merger Agreement by the holders of two-thirds of TwinCo’s outstanding common stock; (2) receipt of required regulatory approvals, solely in the case of Eagle’s obligations, without the imposition of conditions or consequences that would have a material adverse effect on Eagle (measured on a scale relative to TwinCo); (3) the absence of any law or order prohibiting the completion of the Merger; (4) the effectiveness of the registration statement for the Eagle common stock to be issued in connection with the Merger; and (5) the quotation and listing of the Eagle common stock to be issued in the Merger on the Nasdaq Global Market. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including: (1) the accuracy of the representations and warranties of the other party; (2) performance in all material respects by the other party of its obligations under the Merger Agreement; and (3) receipt by Eagle of an opinion from its counsel to the effect that the Merger will qualify as a “tax-free reorganization” within the meaning of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains certain termination rights for Eagle and TwinCo, as the case may be, applicable upon: (1) mutual consent; (2) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (3) TwinCo’s shareholder’s failure to approve the Merger Agreement by the required vote; or (4) failure to complete the Merger by June 5, 2018 (subject to a three month extension exercisable by either party if all conditions have been met other than receipt of required regulatory approvals).

Eagle may also terminate the Merger Agreement: (1) upon denial of any required regulatory approval; (2) upon the TwinCo Board’s withdrawal, qualification or modification of its recommendation that TwinCo shareholders approve the Merger Agreement; (3) if the TwinCo Board has adopted, approved, recommended, endorsed or otherwise declared advisable the adoption of any alternative acquisition proposal; (4) if TwinCo fails to substantially comply with its “no-shop” obligations under the Merger Agreement or its obligation to call, give notice of, convene and hold its shareholders meeting; (5) if holders of more than 5% in the aggregate of the outstanding shares of TwinCo common stock vote against the Merger Agreement and have given notice of their intention to exercise their dissenters’ rights under Montana law; or (6) if (A) the average closing price of Eagle’s common stock calculated in accordance with the Merger Agreement exceeds $20.85 per share, (B) Eagle’s common stock outperforms a peer-group index (the Nasdaq Bank Index) by more than 15% and (C) Eagle does not elect to adjust the Merger Consideration by a formula-based amount.

TwinCo may also terminate the Merger Agreement if (A) the average closing price of Eagle’s common stock calculated in accordance with the Merger Agreement is below $15.41 per share, (B) Eagle’s common stock underperforms a peer-group index (the Nasdaq Bank Index) by more than 15% and (C) Eagle does not elect to adjust the Merger Consideration by a formula-based amount.

If either party terminates the Merger Agreement due to specified breaches of the Merger Agreement by the other party, the breaching party will be required to pay the non-breaching party a termination fee of $200,000. The Merger Agreement also provides that TwinCo must pay Eagle a break-up fee of $750,000 if the Merger Agreement is terminated in certain circumstances.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference thereto. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about Eagle, TwinCo, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Eagle, TwinCo or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Eagle.

Concurrently with the execution of the Merger Agreement, the directors and executive officers of TwinCo entered into company shareholder support agreements with Eagle pursuant to which such directors and executive officers have agreed, among other things, to vote their shares of TwinCo common stock in favor of the proposed transaction.

Additional Information

Eagle will file a proxy statement/prospectus and other relevant documents concerning the Merger with the United States Securities and Exchange Commission (the “SEC”). This communication (including the documents referred to herein) does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Eagle will be available free of charge by contacting the Secretary of Eagle at (406) 442-3080.

Important Information for Investors and Shareholders

Eagle will file with the SEC a registration statement on Form S-4 containing a proxy statement of TwinCo and a prospectus of Eagle, and Eagle will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of TwinCo. Investors and shareholders of Eagle and TwinCo are urged to read the entire proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and shareholders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Eagle through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Eagle will be available free of charge on Eagle’s Internet website or by contacting Eagle.

Eagle, TwinCo, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of TwinCo in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to promptly and effectively integrate the businesses of Eagle and TwinCo, including unexpected transaction costs, including the costs of integrating operations, severance, professional fees and other expenses; the diversion of management time on issues related to the merger; the failure to consummate or any delay in consummating the merger for other reasons; changes in laws or regulations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; the results of the audit of the TwinCo financial statements; the difficulties and risks inherent with entering new markets; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Eagle’s most recent Form 10-K report and to Eagle’s most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Eagle or TwinCo.

A copy of the press release issued by Eagle announcing the filing of the application is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Eagle will also discuss the Merger and the Bank Merger in a conference call on September 6, 2017 at 11:00 a.m. Mountain Time. The slide show presentation related to the Merger and the Bank Merger and made available in connection with the conference call is attached hereto as Exhibit 99.2 and incorporated herein by reference.

In connection with the Merger, Eagle released an employee communication on September 6, 2017. A copy of the employee communication is attached hereto as Exhibit 99.3 and incorporated herein by reference.

All information included in the press release, the slide show presentation and employee communication is presented as of the respective dates thereof, and Eagle does not assume any obligation to correct or update such information in the future.

Item 9.01          Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 5, 2017, by and among Eagle Bancorp Montana, Inc., Opportunity Bank of Montana, TwinCo, Inc. and Ruby Valley Bank.

99.1	Press release dated September 6, 2017, issued by Eagle Bancorp Montana, Inc.

99.2	Slide Show Presentation made available in connection with the Conference Call related to the Merger on September 6, 2017.

99.3	Employee Communication

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: September 6, 2017	By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer